Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Third Quarter Ended December 31, 2013

Net Income of $9.2 Million on Net Sales of $104.4 Million

Hampton, VA, February 5, 2014 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and nine months ended December 31, 2013.

The Company reported an increase in consolidated net sales of $22.8 million, or 27.9%, to a record $104.4 million for the three months ended December 31, 2013, as compared to the corresponding period of last year. Excluding sales attributed to the Spectrum and Sensotherm acquisitions of approximately $7.4 million for the three months ended December 31, 2013, organic sales increased $15.4 million or approximately 18.8%. For the three months ended December 31, 2013, the Company reported net income of $9.2 million, or $0.55 per diluted share, as compared to net income of $6.1 million, or $0.38 per diluted share, for the same period last year.

The Company reported consolidated net sales of $307.8 million for the nine months ended December 31, 2013, an increase of $49.8 million or 19.3%, as compared to the corresponding period of last year. Excluding sales attributed to the RTD, Spectrum and Sensotherm acquisitions of approximately $31.5 million for the nine months ended December 31, 2013 and $3.7 million attributed to RTD for the nine months ended December 31, 2012, organic sales increased $22.0 million or approximately 8.7%. For the nine months ended December 31, 2013, the Company reported net income of $28.4 million, or $1.70 per diluted share, as compared to net income of $25.1 million, or $1.55 per diluted share for the same period last year.

During the three and nine months ended December 31, 2013 and 2012, a number of items impacted earnings after income taxes, all of which are more detailed in our Form 10-Q filed with the Securities and Exchange Commission, including gains relating to the fair value adjustment to acquisition earn-outs, impairment of an asset held for sale, restructuring costs, overlapping costs associated with restructurings, amortization expense, professional fees related to acquisitions and non-cash discrete income tax adjustments. The net impact to earnings after income taxes for the three months ended December 31, 2013 and 2012 for these adjustments totaled $2.6 million and $1.8 million, respectively, or approximately $0.15 and $0.11 per diluted share, respectively. The net impact to earnings after income taxes for the nine months ended December 31, 2013 and 2012 for these adjustments totaled $6.1 million and $3.2 million, respectively, or approximately $0.37 and $0.20 per diluted share, respectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Frank Guidone, Company CEO commented, “We are pleased with our third quarter financial performance. We booked approximately $104 million in the quarter, resulting in three and six-month book-to-bill ratios of 1.00 and 1.02, respectively. Although bookings were down modestly from our strong bookings performance in our second quarter, third quarter bookings kept pace with third quarter sales. Record high bookings in January have lifted the 3 month book-to-bill to 1.03. Given the current backlog and outlook, we expect fourth quarter sales to be in line with third quarter, implying full year sales of approximately $412 million. While we are still in our fiscal year 2015 budget process, initial guidance is $438M - $442M in consolidated revenue. We will provide more color regarding our early outlook for fiscal year 2015 in tomorrow’s conference call.”

Bookings are orders the Company has accepted from customers and are supported by purchase orders.

On February 5, 2014, the Company filed its Form 10-Q for the three and nine months ended December 31, 2013. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, February 6, 2014 at 11:00 AM Eastern to answer questions regarding the second quarter results reported in our Form 10-Q for three and nine months ended December 31, 2013.  US dialers: (877) 407-9210; international dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.companyspotlight.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (international dialers), and conference ID# 13575430, and on www.companyspotlight.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
(Amounts in thousands, except per share amounts )	2013	2012	2013	2012
Net sales	$104,416	$81,628	$307,802	$258,006
Cost of goods sold	61,842	49,074	179,542	151,790
Gross profit	42,574	32,554	128,260	106,216
Selling, general, and administrative expenses	31,018	24,873	91,132	75,527
Operating income	11,556	7,681	37,128	30,689
Interest expense, net	760	688	2,482	2,072
Foreign currency exchange loss (gain)	102	(7)	700	235
Equity income in unconsolidated joint venture	(189)	(143)	(475)	(534)
Impairment of asset held for sale	-	-	-	489
Acquisition earn-out adjustment	(108)	-	(1,161)	(3,775)
Other income	(291)	(28)	(313)	(15)
Income before income taxes	11,282	7,171	35,895	32,217
Income tax expense	2,105	1,075	7,519	7,144
Net income	$9,177	$6,096	$28,376	$25,073

Earnings per common share - Basic:
Net income - Basic	$0.58	$0.40	$1.80	$1.63
Net income - Diluted	$0.55	$0.38	$1.70	$1.55

Weighted average shares outstanding - Basic	15,904	15,352	15,764	15,348
Weighted average shares outstanding - Diluted	16,800	16,087	16,652	16,126

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

	December 31,
	2013	March 31,
(Amounts in thousands)	(Unaudited)	2013

ASSETS

Current assets:
Cash and cash equivalents	$50,988	$36,028
Accounts receivable trade, net of allowance for doubtful accounts of $1,151 and $1,040, respectively	62,418	56,134
Inventories, net	70,249	55,984
Deferred income taxes, net	1,891	1,919
Prepaid expenses and other current assets	5,709	4,593
Other receivables	307	1,532
Asset held for sale	-	940
Promissory note receivable	40	-
Income taxes receivable	1,780	-
Total current assets	193,382	157,130

Property, plant and equipment, net	74,350	64,329
Goodwill	179,153	153,924
Acquired intangible assets, net	77,908	56,017
Deferred income taxes, net	4,502	3,781
Investment in unconsolidated joint venture	2,263	2,657
Promissory note receivable	719	-
Other assets	8,961	7,704
Total assets	$541,238	$445,542

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
	2013	March 31,
(Amounts in thousands, except share amounts)	(Unaudited)	2013

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$138	$224
Current portion of capital lease obligations	152	21
Current portion of earn-out contingencies	-	1,122
Current portion of deferred acquisition payment	-	1,500
Accounts payable	33,378	26,601
Accrued expenses	6,478	6,579
Accrued compensation	15,359	10,315
Income taxes payable	-	313
Deferred income taxes, net	612	263
Restructuring liabilities	288	396
Other current liabilities	2,985	3,255
Total current liabilities	59,390	50,589

Revolver	109,000	78,000
Long-term debt, net of current portion	20,000	20,064
Capital lease obligations, net of current portion	411	7
Deferred income taxes, net	15,754	11,267
Other liabilities	5,696	5,291
Total liabilities	210,251	165,218

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,951,679 shares and 15,553,677 shares issued and outstanding	-	-
Additional paid-in capital	123,042	108,287
Retained earnings	191,582	163,206
Accumulated other comprehensive income	16,363	8,831
Total equity	330,987	280,324
Total liabilities and shareholders' equity	$541,238	$445,542

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended December 31,
(Amounts in thousands)	2013	2012
Cash flows from operating activities:
Net income	$28,376	$25,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,308	13,211
Non-cash equity based compensation	5,336	3,744
Acquisition earn-out adjustment	(1,161)	(3,775)
Impairment of asset held for sale	-	489
Deferred income taxes	(475)	(1,660)
Equity income in unconsolidated joint venture	(475)	(534)
Unconsolidated joint venture distributions	627	825
Net change in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, trade	(4,693)	968
Inventories	(6,393)	(686)
Prepaid expenses, other current assets and other receivables	842	2,224
Other assets	(1,155)	(1,366)
Accounts payable	4,724	(6,867)
Accrued expenses, accrued compensation, restructuring, other current and other liabilities	5,699	2,582
Income taxes receivable and payable	(2,343)	557
Net cash provided by operating activities	44,217	34,785
Cash flows from investing activities:
Purchases of property and equipment	(12,493)	(11,244)
Proceeds from sale of assets, net	182	-
Acquisition of business, net of cash acquired	(57,449)	(27,466)
Net cash used in investing activities	(69,760)	(38,710)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	50,000	25,797
Repayments of revolver and capital leases	(19,079)	(21,859)
Repayments of long-term debt	(167)	(88)
Payment of deferred acquisition payment	(1,500)	-
Purchase of treasury stock	(768)	(7,000)
Proceeds from exercise of options and employee stock purchase plan	8,096	4,950
Excess tax benefit from exercise of stock options	2,091	1,145
Net cash provided by financing activities	38,673	2,945

Net change in cash and cash equivalents	13,130	(980)
Effect of exchange rate changes on cash	1,830	416
Cash, beginning of year	36,028	32,725
Cash, end of period	$50,988	$32,161

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
(In thousands, except percentages)	(Unaudited)		(Unaudited)
Net income	$9,177	$6,096	$28,376	$25,073

Add Back:
Interest	760	688	2,482	2,072
Provision for income taxes	2,105	1,075	7,519	7,144
Depreciation and amortization	5,355	4,523	15,308	13,211
Foreign currency exchange loss	102	(7)	700	235
Non-cash equity based compensation	2,267	1,500	5,336	3,744
Gain on fair value adjustments for earn-outs	(108)	-	(1,161)	(3,775)
Impairment of asset held for sale	-	-	-	489
Restructuring costs	219	120	640	362
Overlapping costs with site restructurings	550	-	550	-
ITAR legal fees and acquisition related costs	104	20	889	216
Adjusted EBITDA	$20,531	$14,015	$60,639	$48,771
As % of Net Sales	19.7%	17.2%	19.7%	18.9%

Free Cash Flow
Capital expenditures for new French and Chinese facilities	$(1,412)	$(45)	$(2,948)	$(1,039)
Purchases of property and equipment, excluding new facilities	(3,377)	(2,679)	(9,545)	(10,205)
Purchases of property and equipment	(4,789)	(2,724)	(12,493)	(11,244)
Net cash provided by operating activities	17,750	12,518	44,217	34,785
Free Cash Flow	$12,961	$9,794	$31,724	$23,541

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

	Three Months Ended	Nine Months Ended
(Amount in thousands, except per share amounts)	December 31, 2013	December 31, 2013
	(Unaudited)	(Unaudited)
Net income	$9,177	$28,376

Adjustments:
Acquisition earn-out fair value gain, after income taxes	(84)	(900)
Restructuring, after income taxes	170	496
Professional fees related to acquisition, after income taxes	81	689
Overlapping costs with site restructurings, after income taxes	426	426
Amortization expense, after income taxes	1,983	5,703
Income tax credit for U.K. tax rate change	-	(149)
Income tax credit for release of reserve for Swiss income tax claw-back	-	(156)
Total adjustments	2,576	6,109
Adjusted Net Income	$11,753	$34,485

Net income per diluted share	$0.55	$1.70
Adjusted Net Income per diluted share	$0.70	$2.07

Weighted average shares outstanding - Diluted	16,800	16,652

Total income tax expense on tax effected adjustments	748	1,862

	Three Months Ended	Nine Months Ended
(Amount in thousands, except per share amounts)	December 31, 2012	December 31, 2012
	(Unaudited)	(Unaudited)
Net income	$6,096	$25,073

Adjustments:
Impairment of asset held for sale, after income taxes	-	377
Acquisition earn-out fair value gain, after income taxes	-	(3,321)
Restructuring, after income taxes	92	279
Professional fees related to acquisition, after income taxes	15	166
Amortization expense	1,686	4,871
Swiss non-cash income tax expense	-	853
Total adjustments	1,793	3,225
Adjusted Net Income	$7,889	$28,298

Net income per diluted share	$0.38	$1.55
Adjusted Net Income per diluted share	$0.49	$1.75

Weighted average shares outstanding - Diluted	16,087	16,126

Total income tax expense on tax effected adjustments	536	1,036

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

The financial information accompanying this press release includes adjustments for certain items to the Company’s net income (“Adjusted Net Income”) and earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation (“Adjusted EBITDA”), as well as and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted Net Income, Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted Net Income is derived by adjusting net income for the after income tax impact of acquisition earn-out fair value gains, impairment of asset held for sale, restructuring costs, overlapping costs with restructurings, professional fees related to acquisitions, amortization and discrete income tax adjustments. The after income tax amounts are calculated utilizing the applicable effective tax rates. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction losses, non-cash equity based compensation, certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters, professional fees related to acquisitions, impairment of asset held for sale and certain restructuring and overlapping costs related to site consolidation, and deducting fair value acquisition earn-out gains and, if applicable, foreign currency gains to the Company’s Net Income from continuing operations. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. Overlapping costs reflected in the third quarter are attributable to production transferred from Scotland and Mexico to China operations in connection with restructurings.  These costs generally do not overlap more than two quarters and will not be duplicated in future periods. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted Net Income and Adjusted EBITDA are important to investors because it provides financial measures that are more representative of the quality of the Company’s earnings, excluding non-cash expenses, fair value of earn-out gains and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. With regard to forward looking measures of Adjusted EBITDA and Adjusted EBITDA Margin, a reconciliation to the applicable GAAP financial measures is not provided because it is not available without unreasonable efforts. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com